Exhibit 10.62

GUARANTY SUPPLEMENT

To the Holders of the Series A Notes, (each, as
hereinafter defined) of STERIS Corporation
(the "Company")
Ladies and Gentlemen:
WHEREAS, in order to obtain funds for the purposes set forth in Schedule 5.14 to the Note Purchase Agreement, the Company entered into that certain Note Purchase Agreement dated as of May 15, 2015 (the "Note Purchase Agreement") between the Company and each of the Holders as defined therein providing for, inter alia, the issue and sale by the Company of (a) $125,000,000 aggregate principal amount of its 3.45% Senior Notes, Series A-1, due May 14, 2025 (the "Series A-1 Notes"), (b) $125,000,000 aggregate principal amount of its 3.55% Senior Notes, Series A-2, due May 14, 2027 (the "Series A-2 Notes"), and (c) $100,000,000 aggregate principal amount of its 3.70% Senior Notes, Series A-3, due May 14, 2030 (the "Series A-3 Notes"; the Series A-1 Notes, the Series A-2 Notes and the Series A-3 Notes are hereinafter referred to as the "Series A Notes"). Each Holder of a Note shall be referred to as a "Holder".
WHEREAS, as a condition precedent to the entering into the Note Purchase Agreement by the Holders, the Holders required that certain affiliates of the Company enter into an Affiliate Guaranty as security for the Notes (the "Guaranty").
Pursuant to Section 9.7 of the Note Purchase Agreement, the Company has agreed to cause the undersigned, Solar New US Holding Co, LLC, Solar New US Parent Co, LLC and Solar US Acquisition Co, LLC, each a Delaware limited liability company, and STERIS plc, a company organized under the laws of England and Wales (collectively, the "Additional Guarantors"), to join in the Guaranty. In accordance with the requirements of the Guaranty, the Additional Guarantors desire to amend the definition of Guarantor (as the same may have been heretofore amended) set forth in the Guaranty attached hereto so that at all times from and after the date hereof, the Additional Guarantors shall be jointly and severally liable as set forth in the Guaranty for the obligations of the Company under the Note Purchase Agreement and Notes to the extent and in the manner set forth in the Guaranty.
The undersigned is the duly elected President of Solar New US Holding Co, LLC, Solar New US Parent Co, LLC and Solar US Acquisition Co, LLC and the Senior Vice President, Chief Financial Officer and Treasurer of STERIS plc, each a subsidiary of the Company, and is duly authorized to execute and deliver this Guaranty Supplement to each of you. The execution by the undersigned of this Guaranty Supplement shall evidence its consent to and acknowledgment and approval of the terms set forth herein and in the Guaranty and by such execution the Additional Guarantors shall be deemed to have made in favor of the Holders the representations and warranties set forth in Section 5 of the Guaranty.
Upon execution of this Guaranty Supplement, the Guaranty shall be deemed to be amended as set forth above. Except as amended herein, the terms and provisions of the Guaranty are hereby ratified, confirmed and approved in all respects.

Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Guaranty without making specific reference to this Guaranty Supplement, but nevertheless all such references shall be deemed to include this Guaranty Supplement unless the context shall otherwise require.

Dated: November 2, 2015

SOLAR NEW US HOLDING CO, LLC
SOLAR NEW US PARENT CO, LLC
SOLAR US ACQUISITION CO, LLC

By: /s/ Michael J. Tokich
Name: Michael J. Tokich
Title: President

STERIS PLC

By: /s/ Michael J. Tokich
Name: Michael J. Tokich
Title: Senior Vice President, Chief Financial
Officer and Treasurer

ACCEPTED AND AGREED:

STERIS CORPORATION

By: /s/ Michael J. Tokich
Name: Michael J. Tokich
Title: Senior Vice President, Chief Financial
Officer and Treasurer